PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

 (Unaudited - Prepared by Management)

(Expressed in U.S. Dollars)

February 28, 2017

FORTEM RESOURCES INC.
PRO-FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Unaudited – Prepared by Management)
(Expressed in U.S. Dollars)
AS AT FEBRUARY 28, 2017
	Fortem February 28, 2017		City of Gold May 16, 2017	Note			Pro-forma Adjustments		Pro-forma Consolidated February 28, 2017
	$			$			$		$
Assets

Current
Cash		-	-					-		-
Receivables		27,103	-					-		27,103
Prepaid expenses		24,099	-					-		24,099
		51,202	-					-		51,202

Deposit		33,082	-					-		33,082
Due from related party		-	-		3(b	)		1,000,000		-
					3(c	)		(1,000,000)
Equipment		54,956	-					-		54,956
Investment in Asia Pacific Mining Ltd.		-	1,500,000					-		1,500,000
Rights to the acquisition of mineral exploration property		-	-		2			39,530,234		39,530,234
Oil and gas properties, full cost method		186,988,903	-					-		186,988,903

		187,128,143	1,500,000					39,530,234		228,158,377
Liabilities

Current
Bank indebtedness		20,779	-		3(b	)		1,000,000		1,020,779
Accounts payable and accrued liabilities		381,234	13,933					-		395,166
Loan payable		54,722	-					-		54,722
Advance payable		4,058	-					-		4,058
Due to related parties		108,831	-					-		108,831
Note payable		18,825	1,016,301		3(c	)		(1,000,000)		35,127
Derivative liabilities		2,590,477	-					-		2,590,477
		3,178,926	1,030,234					-		4,209,160

Due to related parties		-	500,000					-		500,000
Asset retirement obligation		24,546	-					-		24,546
Deferred tax liabilities		64,414,641	-		2			9,500,000		73,914,641
		67,618,113	1,530,234					9,500,000		78,648,347

Shareholders' equity
Capital stock		90,428	-					-		90,428
Members' capital		-	-					-		-
Additional paid in capital		120,257,885	-		2			30,000,000		150,257,885
Obligation to issue shares		6,000,000	-					-		6,000,000
Share subscriptions receivable		(110,000)	-					-		(110,000)
Accumulated other comprehensive loss		(383,257)	-					-		(383,257)
Accumulated deficit		(6,345,026)	(30,234)		2			30,234		(6,345,026)
		119,510,030	(30,234)					30,030,234		149,510,030

		187,128,143	1,500,000					39,530,234		228,158,377

The accompanying notes are integral part of these pro-forma consolidated financial statements.

FORTEM RESOURCES INC.
PRO-FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(Unaudited – Prepared by Management)
(Expressed in U.S. Dollars)
PERIOD ENDED FEBRUARY 28, 2017
	Fortem Resources For the year ended February 28, 2017		City of Gold For the period ended May 16, 2017	Note	Pro-forma Adjustments		Pro-forma Consolidated
	$			$	$		$

Expenses
Consulting fees		70,592	-			-		70,592
Depreciation		3,409	-			-		3,409
Management fees		233,786	-			-		233,786
Office		51,373	-			-		51,373
Professional fees		202,089	13,933			-		216,021
		(561,249)	(13,933)			-		(575,181)

Interest income		251	-			-		251
Accretion expense		(202,263)	-			-		(202,263)
Gain on settlement of debt		79,239	-			-		79,239
Loss on settlement of convertible debt		(1,309,022)	-			-		(1,309,022)
Interest expense		(16,871)	(16,301)			-		(33,173)
Financing fee		(73,621)	-			-		(73,621)
Foreign exchange gain		271,294	-			-		271,294
Gain on write-off of accounts payable		215,348	-			-		215,348
Change in fair value of derivative liability		(1,197,268)	-			-		(1,197,268)
		(2,232,913)	(16,301)			-		(2,249,215)

Net loss for the year		(2,794,162)	(30,234)			-		(2,824,396)

Foreign currency translation		(249,977)	-			-		(249,977)

Comprehensive loss for the year		(3,044,139)	(30,234)			-		(3,074,373)

The accompanying notes are integral part of these pro-forma consolidated financial statements.

FORTEM RESOURCES INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited – Prepared by Management)
(Expressed in U.S. Dollars)
FEBRUARY 28, 2017

1.	BASIS OF PRESENTATION

The accompanying unaudited pro-forma consolidated financial statements of Fortem Resources Inc. ("Fortem" or the “Company”) have been prepared by management in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) from information derived from the unaudited pro-forma consolidated financial statements of Fortem and the audited financial statements of City of Gold, LLC (“City of Gold”) together with other information available to the Company. In the opinion of the Company's management, the pro-forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions as described below.

The unaudited pro-forma consolidated financial statements are not necessarily indicative of the financial position or results of operations which would have resulted if the combination had actually occurred as set out in Note 2.

The unaudited pro-forma consolidated financial statements should be read in conjunction with the February 28, 2017 unaudited pro-forma consolidated financial statements of Fortem which included the acquisitions of Colony          Energy, LLC, Black Dragon Energy, LLC, and Rolling Rock Resources, LLC, the February 28, 2017 audited financial statements of Fortem and the May 16, 2017 audited financial statements of City of Gold.

2.	PRELIMINARY PURCHASE PRICE ALLOCATION

In May 2017, the Company acquired 100% of the membership interest in City of Gold, a Nevada limited liability company, from two Nevada limited liability companies pursuant to a membership interest purchase agreement.  City of Gold has the right to earn an option to acquire the subsidiary of Asia Pacific Mining Ltd. (“the Asia Pacific subsidiary”), subject to the completion of a binding financing and option agreement (“the Option”). Asia Pacific Mining Ltd. is a private company registered in Hong Kong. The Asia Pacific subsidiary owns the City of Gold mining project in Myanmar.

The membership interest purchase agreement provides for a total purchase price consisting of an aggregate of 30,000,000 common shares of its common stock (the “Purchase Shares”). 15,000,000 of the Purchase Shares were issued at closing (issued at a fair value of $30,000,000); the remaining 15,000,000 Purchase Shares are to be issued within ten Business Days after City of Gold earns the Option.

The assets and liabilities of City of Gold assumed on the acquisition are as follows:

	$
Investment in Asia Pacific Mining Ltd.		1,500,000
Accounts payable and accrued liabilities		(13,933)
Note payable		(516,301)
Due to related parties		(1,000,000)

Net liabilities		(30,234)

The total consideration for the acquisition is as follows:
	$
Value of shares issued		30,000,000
Add: net liabilities		30,234

Consideration paid over the net liabilities of City of Gold		30,030,234

The consideration paid plus the net liabilities of City of Gold has been added to the rights to the mineral exploration project to reflect the value of the City of Gold project.

As a result of the acquisition, the Company recorded a deferred tax liability of $9,500,000.

FORTEM RESOURCES INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited – Prepared by Management)
(Expressed in U.S. Dollars)
FEBRUARY 28, 2017

3.	PRO-FORMA TRANSACTIONS

The pro-forma consolidated financial statements have been prepared based on the following assumptions:

a)
The unaudited pro-forma consolidated statement of financial position gives effect to the acquisition as if it had occurred on February 28, 2017.  The unaudited pro-forma consolidated statement of comprehensive loss gives effect to the acquisition as if it occurred on the first day of the period presented.

b)	Fortem advanced $1,000,000 as a loan to City of Gold.

c)	The intercompany loan mentioned in 3(b) above has been eliminated.